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                                                  Exhibit 10(j)

                 AMENDMENT TO THE DIRECTORS'
                 DEFERRED COMPENSATION PLAN
            OF THE BANK OF NEW YORK COMPANY, INC.


          WHEREAS, the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the "Directors' Deferred Compensation Plan") was adopted by the Board of Directors of The Bank of New York Company, Inc. (the "Company"), effective as of December 1, 1993; and

          WHEREAS, Section 7(a) of the Directors' Deferred
Compensation Plan provides that the Board of Directors of the Company may amend the Plan at any time; and

          WHEREAS, the Board of Directors of the Company desires to adopt an amendment to the Directors' Deferred
Compensation Plan;

          NOW, THEREFORE, the Directors' Deferred Compensation
Plan is hereby amended in the following respects:

1. Section 1(b) is amended in its entirety, effective as of February 11, 1997, to read as follows:
(b)  "Committee" means the Nominating Committee of the Board.

2. Section 5(a) of the Plan is amended in its entirety, effective as of January 1, 1996, to read as follows:
(a) Payment of a Participant's Deferral Account shall be made or commenced within 60 days after the Participant's retirement, death, or other termination of service as a Director (other than by reason of Disability), unless the Participant elects, prior to the beginning of the year before the year in which such retirement, death or termination of service occurs, that payment shall be made during January of the year following the year of such retirement, death or other termination of service. Payment of the Deferral Account shall be made in a lump sum or in substantially equal installments over a period not to exceed ten years in accordance with the Participant's election made prior to the beginning of the year before the year in which such retirement or termination of service occurs.

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this Amendment to be executed by its duly authorized officers this 11 day of February, 1997.


                                       /s/ Alan R. Griffith
                                       ---------------------

ATTEST:

/s/ Jacqueline R. McSwiggan
----------------------------
     Assistant Secretary